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                                                                      Exhibit 21

                 Subsidiaries of The Pepsi Bottling Group, Inc.

                             As of December 28, 2002


NAME OF SUBSIDIARY                   JURISDICTION
AJN Holdings, Inc.                     Delaware
Alistar Beverages Corporation         Washington
Allied Acquisition Company of
  Delaware, Inc.                       Delaware
Atlantic Holding Company              California
Atlantic Soft Drink Company,        South Carolina
Inc.
Avalon Lake, LLC                       Delaware
Beverage Products Corporation          Oklahoma
Bottling Group Holdings, Inc.          Delaware
Bottling Group, LLC                    Delaware
C & I Leasing, Inc.                    Maryland
Centran, Inc.                        Pennsylvania
CSD Sawgrass, Inc.                      Florida
D.C. Beverages, Inc.                   Delaware
Desormeau Vending Corp.                New York
General Cinema Beverages of
North Florida, Inc.                    Delaware
General Cinema Beverages of
Virginia, Inc.                         Delaware
General Cinema Beverages of
Washington, D.C., Inc.                 Delaware
Gray Bern Holdings, Inc.               Delaware
Grayhawk Leasing, LLC                  Delaware
Hillwood Bottling, LLC                 Delaware
International Bottlers Management
Co. LLC                                Delaware
New Bern Transport Corporation         Delaware
PBG Canada Finance, LLC                Delaware
PBG Canada Finance II, LLC             Delaware
PBG Canada Holdings, Inc.              Delaware
PBG Canada Holdings II, Inc.           Delaware
PBG Commerce, LLC                      Delaware
PBG Michigan, LLC                      Delaware
PBG Spirituosen Holdings, LLC          Delaware
PBG Texas, L.P.                        Delaware
Pepsi-Cola Allied Bottlers, Inc.       Delaware
Pepsi-Cola Commodities, LLC            Delaware


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Pepsi-Cola General Bottlers of
Princeton, Inc.                      West Virginia
Pepsi-Cola General Bottlers of
Virginia, Inc.                         Virginia
Pepsi-Cola Laurel Bottling
Company                              Pennsylvania
Primrose, LLC                          Delaware
Rice Bottling Enterprises, Inc.        Tennessee
Rockledge Holdings, LLC                Delaware
TGCC, Inc.                             Delaware
Valley Pond, LLC                       Delaware
White Co., Inc.                        Delaware
Woodlands Insurance Company             Vermont
PBG Canada Global Holdings ULC          Canada
The Pepsi Bottling Group
  (Canada), Co.                         Canada
PBG Investment Partnership              Canada
PBG Investment (Luxembourg)
  Sarl                                Luxembourg
Onbiso Inversiones, S.L.                 Spain
Kitchener Beverages Limited             Canada
Seaman's Beverages Limited              Canada
Pepsi Bottling Group GmbH               Germany
Pepsi-Cola Bottling
Beteiligungsges                         Germany
  GmbH
Aspetuck Ireland Limited                Ireland
Tanglewood Finance, Sarl              Luxembourg
PepsiCo IVI S.A.                        Greece
Dornfell                                Ireland
PBG Northern Atlantic Limited           Ireland
Pepsi-Cola Bottling Finance B.V.    The Netherlands
Pepsi Bottling Group Global
  Finance Sarl                        Luxembourg
Pepsi-Cola Bottling Global B.V.     The Netherlands
Pepsi Bottling Group
(St. Petersburg) LLC (GB Russia)        Russia
PepsiCo Holdings OOO (Russia)           Russia
Pepsi-Cola Soft Drink Factory           Russia
of Sochi

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Pepsi International Bottlers
(Ekaterinburg) LLC                      Russia
Pepsi International Bottlers
(Samara) LLC                            Russia
Abechuko Inversiones, S.L.               Spain
Alikate Inversiones, S.L.                Spain
Apodaka Inversiones, S.L.                Spain
Catalana de Bebidas Carbonicas,
S.A.                                     Spain
Canguro Rojo Inversiones, S.L.           Spain
Centro-Mediterreanea de Bebidas
Carbonicas PepsiCo S.C.m.p.a.            Spain
Centro-Levantina de
Bebidas Carbonicas PepsiCo S.L.          Spain
Celestecasa Inversiones, S.L.            Spain
Compania de Bebidas PepsiCo,
S.A.                                     Spain
KAS, S.L.                                Spain
Mountain Dew Inversiones, S.L.           Spain
Enfolg Inversiones, S.L.                 Spain
Gatika Inversiones, S.L.                 Spain
Greip Inversiones, S.L.                  Spain
PBG Holding de Espana ETVE, S.A.         Spain
Jatabe Inversiones, S.L.                 Spain
Jugodesalud Inversiones, S.L.            Spain
Lorenzito Inversiones, S.L.              Spain
Manurga Inversiones, S.L.                Spain
Migliori Inversiones, S.L.               Spain
Nadamas Inversiones, S.L.                Spain
PBG Financiera y Promocion de
Empresas, S.L.                           Spain
PBG Grupo Embotellador Hispano-
Mexicano, S.L.                           Spain
PBG Commercial SECOR, S.L.               Spain
PepsiCo Ventas Andalucia, S.A.           Spain

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Stepplan Inversiones, S.L.               Spain
Beimiguel Inversiones, S.L.              Spain
Aquafina Inversiones, S.L.               Spain
Wesellsoda Inversiones, S.L.             Spain
Rasines Inversiones, S.L.                Spain
Rebujito Inversiones, S.L.               Spain
Ronkas Inversiones, S.L.                 Spain
Pet-Iberia, S.L.                         Spain
Retana Inversiones SPE, S.L.             Spain
Spirituosen, S.A.                        Spain
Constar Ambalaj Sanyi Ve Ticaret
A.S.                                    Turkey
Fruko Mesrubat Pazarlama, A.S.          Turkey
Fruko Mesrubat Sanayii, A.S.            Turkey
Mekta Ticaret, A.S.                     Turkey
PepsiCo Middle East Investments     The Netherlands
Pepsi-Cola Servis Dagitim, A.S.         Turkey
Pepsi Gemex S.R.L.                      Mexico
Gemex Holdings LLC                      Mexico
Embotelledores Internacionales de
Mexico S.R.L                            Mexico
Duingrass Holdings, B.V.            The Netherlands
Embotelladores Del Valle de
Anahuac, S.R.L.                         Mexico
Embotelladores Mexicanos de
Pepsi Cola S.R.L.                       Mexico
Embotelladora de Refrescos
Mexicanos S.R.L.                        Mexico
Envasadora Del Centro, S.R.L.           Mexico
Embotelladora Moderna, S.R.L            Mexico
Embotelladora La Isleta, S.R.L.         Mexico
Embotelladores Del Bajio, S.R.L.        Mexico
Fivemex, S.R.L.                         Mexico
Nueva Santa Cecilia, S.R.L.             Mexico
Servicios Administativos Suma,
  S.R.L.                                Mexico
Bienes Raices Metropolitanos,
S.R.L.                                  Mexico

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Fomentadora Urbana
Metropolitana, S.R.L.                   Mexico
Equipos Para Embotelladoras Y
Cervecerias, S.R.L.                     Mexico
Industria de Refrescos, S.R.L.          Mexico
Bedidas Purificadas Del Sureste
S.R.L.                                  Mexico
Procesos Plasticos S.R.L.               Mexico
Inmobiliaria La Bufa, S.R.L.            Mexico
Central de La Industria Escorpion
S.R.L.                                  Mexico
Fomentadora Urbana del Surestes,
S.R.L.                                  Mexico
Embotelladora Metropolitana,
S.R.L.                                  Mexico
Embotelladora Potosi, S.R.L.            Mexico
Electropura, S.R.L.                     Mexico
Inmobiliaria Operativa S.R.L.           Mexico
Embotelladora Garci-Crespo, S.R.L.      Mexico
Distribuidora Garci-Crespo, S.R.L.      Mexico
Inmobiliaria La Cantera, S.R.L.         Mexico
Granja Buen Agua, S.R.L.                Mexico
Bebidas Purificadas Del Noreste,
S.R.L.                                  Mexico
Tenedora Del Noreste, S.R.L.            Mexico
Grupo Embotellador Noreste,
S.R.L.                                  Mexico
Industria de Refrescos Del
Noreste, S.R.L.                         Mexico

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